BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.corporateonline.gov.bc.ca

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: December 21, 2005 12:42 PM Pacific Time

Incorporation Number: **BC0319125**

Recognition Date: Incorporated on December 18, 1986

NOTICE OF ARTICLES

Name of Company:

WHITE KNIGHT RESOURCES LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:
SUITE 3350, FOUR BENTALL CENTRE
1055 DUNSMUIR STREET, PO BOX 49222
VANCOUVER BC V7X 1L2
CANADA

Delivery Address:
SUITE 3350, FOUR BENTALL CENTRE
1055 DUNSMUIR STREET, PO BOX 49222
VANCOUVER BC V7X 1L2
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
SUITE 3350, FOUR BENTALL CENTRE
1055 DUNSMUIR STREET, PO BOX 49222
VANCOUVER BC V7X 1L2
CANADA

Delivery Address:
SUITE 3350, FOUR BENTALL CENTRE
1055 DUNSMUIR STREET, PO BOX 49222
VANCOUVER BC V7X 1L2
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
EDGAR, BRIAN DOUGLAS

Mailing Address:
5226 CONNAUGHT DRIVE
VANCOUVER, BC V6M3G4

Delivery Address:
5226 CONNAUGHT DRIVE
VANCOUVER, BC V6M3G4

Last Name, First Name, Middle Name:
LEASK, JOHN MICHAEL

Mailing Address:
4819 UNDERWOOD AVE
NORTH VANCOUVER BC V7K3A6

Delivery Address:
4819 UNDERWOOD AVE
NORTH VANCOUVER BC V7K3A6

Last Name, First Name, Middle Name:
LEASK, GORDON PATRICK

Mailing Address:
SUITE 922, 510 WEST HASTINGS STREET
VANCOUVER BC V6B 1L8
CANADA

Delivery Address:
SUITE 922, 510 WEST HASTINGS STREET
VANCOUVER BC V6B 1L8
CANADA

Last Name, First Name, Middle Name:
CAMERON-JONES, MEGAN MCCORMICK

Mailing Address:
SUITE 922, 510 WEST HASTINGS STREET
VANCOUVER BC V6B 1L8
CANADA

Delivery Address:
SUITE 922, 510 WEST HASTINGS STREET
VANCOUVER BC V6B 1L8
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached